Exhibit 99.3

REVOCABLE PROXY

COLUMBUS FIRST BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF COLUMBUS FIRST BANCORP, INC.

The undersigned shareholder of Columbus First Bancorp, Inc., an Ohio corporation (“CFB”), hereby constitutes and appoints William G. Huddle and John F. Smiley, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and re-substitution, to vote at the Special Meeting of Shareholders of CFB to be held at Worthington Hills Country Club, 920 Clubview Blvd. South, Columbus, OH 43235, on April 25, 2018, at 4:00 p.m. local time (the “Special Meeting”), all of the shares of CFB that the undersigned is entitled to vote at the Special Meeting, or at any adjournment(s) thereof, on the following proposals, each of which is described in the accompanying Proxy Statement:

1.	Adoption and approval of the Agreement and Plan of Merger dated as of December 20, 2017 (the “Merger Agreement”), by and between CFB and LCNB Corp.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Where a choice is specified, the common shares represented by this Revocable Proxy, when properly executed, will be voted or not voted as specified. If no choice is specified, the common shares represented by this Revocable Proxy, when properly executed, will be voted, except in the case of broker non-votes, where applicable, “FOR” the adoption and approval of the Merger Agreement and “FOR” the proposal it Item 2. If any other matters are properly brought before the Special Meeting or any adjournment(s) thereof, the common shares represented by this Revocable Proxy will be voted in the discretion of the proxies named above on such matters as the Board of Directors may recommend.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of CFB and of the accompanying Proxy Statement is hereby acknowledged.

Please sign this Revocable Proxy below, exactly as your name appears on this Proxy. Joint accounts require both signatures. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title.

Signature	Signature

Print Name	Print Name

Date	Date

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FAX TO 614-310-7201. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A. IF YOU RECEIVE MORE THAN ONE PROXY FORM, PLEASE SIGN AND RETURN ALL PROXY FORMS IN THE ACCOMPANYING ENVELOPE.